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EXHIBIT 10.38

THIRD AMENDMENT
TO CREDIT AGREEMENT

        THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is made and dated as of the 1st day of July, 2003 by and between DIEDRICH COFFEE, INC., a Delaware corporation (the "Company"), and BANK OF THE WEST (the "Lender").

RECITALS

        A.    Pursuant to that certain Credit Agreement dated as of September 3, 2002 by and between the Company and the Lender (as amended, extended and replaced from time to time, the "Credit Agreement," and with capitalized terms used herein and not otherwise defined used with the meanings given such terms in the Credit Agreement), the Lender agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

        B.    The Company has requested the Lender to amend the Credit Agreement in certain respects and the Lender has agreed to do so on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

        1.     Applicable Interest Rates. To reflect the agreement of the parties hereto to modify the interest rates applicable to the Loans, as of the Effective Date (as defined in Paragraph 7 below):

          (a)   Paragraph 7(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "7(a) Applicable Interest Rates. The Company shall pay interest on Loans outstanding (other than the Equipment Acquisition Line Term-Out Loan) from the date disbursed to but not including the date of payment, at a rate per annum equal to, at the option of and as selected by the Company from time to time and subject to provisions set forth in this Paragraph 7:

              (1)   The floating Reference Rate during the applicable computation period plus one percent (1.00%); or

              (2)   The LIBOR Rate for the selected Interest Period plus three and one-quarter percent (3.25%).

  The Company shall pay interest on portions of the Equipment Acquisition Line Term-Out Loan outstanding at a fixed rate of interest of 5.77% per annum and the Equipment Acquisition Line Term-Out Loan (or portions thereof) may not be converted into Reference Rate Loans or LIBOR Rate Loans."

        2.     Modification to Equipment Acquisition Line Term-Out Loan. To reflect the agreement of the parties hereto to modify the date of the final payment of principal with respect to the Equipment Acquisition Line Term-Out Loan, Paragraph 1(b) is hereby amended by deleting the date "August 31, 2006" set forth therein and replacing the same with the date "August 28, 2006."

        3.     Modifications to Working Capital Facility. To reflect the agreement of the parties hereto to make certain modifications to the credit facility provided for in Paragraph 4 of the Credit Agreement, as of the Effective Date:

          (a)   The definition of the term "Working Capital Facility Maturity Date" set forth in Paragraph 16 of the Credit Agreement is hereby amended by deleting the date "August 31, 2003" set forth therein and replacing the same with the date "April 15, 2004."

          (b)   The last sentence of Paragraph 4(a) of the Credit Agreement is hereby deleted in its entirety.

          (c)   Paragraph 8(c)(4) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "(4) Following the payment in full of the Equipment Acquisition Line Term-Out Loan, if at any time the Company shall fail to maintain Liquid Assets in an aggregate dollar amount equal to or greater than $800,000.00 in accounts maintained with the Lender, upon notice from the Lender (which notice may be telephonic), the Company shall immediately prepay the principal amount and all accrued but unpaid interest with respect to all Loans outstanding as of such date, together with all amounts, if any, required pursuant to Paragraph 7(h) above."

          (d)   Paragraph 12(l) of the Credit Agreement is hereby deleted in its entirety.

        4.     Modifications to Letter of Credit Facility. To reflect the agreement of the parties hereto to make certain modifications to the letter of credit facility provided for in Paragraph 5 of the Credit Agreement, as of the Effective Date:

          (a)   Paragraph 5(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

            "5(b) Issuance of Letters of Credit. Each Letter of Credit, and any amendment, renewal or extension thereof, shall be requested by the Company at least thirty (30) Business Days prior to the proposed issuance, amendment, renewal or extension date by delivery to the Lender of a duly executed Letter of Credit Application, accompanied by all other L/C Documents which the Lender may require as a condition to the requested action. No Letter of Credit shall have a stated expiration date (or provide for the extension of such stated expiration date or the issuance of any replacement therefor) later than October 15, 2004."

          (b)   The phrase "one percent (1.00%) per annum" set forth in Paragraph 7(k)(1) of the Credit Agreement is hereby deleted and replaced with the phrase "two percent (2.00%) per annum."

        5.     Fiscal Year 2004 Expansion Line. The parties hereto hereby acknowledge and agree that notwithstanding anything else contained in the Credit Agreement, as of the Effective Date, the credit facility provided under Paragraph 3 of the Credit Agreement is hereby terminated and the principal amount of any and all FY 2004 Expansion Line Loans outstanding as of the Effective Date is immediately due and payable without amortization.

        6.     Modification of Covenants. To reflect the agreement of the parties hereto to modify certain of the covenants applicable to the Company under the Credit Agreement, as of the Effective Date:

          (a)   Paragraph 13(f) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "13(f) Sale of Assets. Nor permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of any of its assets, whether now owned or hereafter acquired, other than: (1) dispositions of inventory in the ordinary course of business (which dispositions may be made free from the Liens of the Loan Documents), the disposition in the ordinary course of business, without replacement, of equipment which is obsolete or no longer needed in the conduct of its business and the disposition and replacement in the ordinary course of business of equipment with other equipment of at least equal utility and value (provided that, except for purchase money security interests and rights of lessors of equipment if permitted hereunder, the Lender's Lien upon such newly-acquired equipment shall have the same priority as the Lender's Lien upon the replaced equipment), (2) the liquidation of assets of retail stores which have been closed, (3) the sale of retail stores in accordance with Paragraph 13(p) below, and (4) the Approved Bulk Sale."

          (b)   Paragraph 13(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "13(i) Capital Expenditures. Nor permit any of its Subsidiaries to make or commit to make Capital Expenditures (including Expansion Expenditures) in excess of $3,000,000.00 in the aggregate during any Fiscal Year."

          (c)   Paragraph 13(k) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "13(k) Leverage Ratio. Permit as of the end of any fiscal quarter, the ratio of Indebtedness of the Company and its Subsidiaries on a consolidated basis to the Effective Tangible Net Worth of the Company and its Subsidiaries on a consolidated basis to be less than 2.00:1.00."

          (d)   Paragraph 13(l) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "13(l) Minimum Effective Tangible Net Worth. Permit the Effective Tangible Net Worth of the Company and its Subsidiaries on a consolidated basis: (1) as of the end of any fiscal quarter ending on or before the last day of the First Quarter of the Company's 2004 Fiscal Year, to be less than $5,800,000.00, and (2) as of the end of any fiscal quarter thereafter, $6,300,000.00."

          (e)   Paragraph 13(m) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "13(m) Minimum EBITDA. Permit as of the end of any fiscal quarter, calculated for such fiscal quarter and the immediately preceding three fiscal quarters, EBITDA of the Company and its Subsidiaries on a consolidated basis to be less than: (1) prior to the consummation of the Approved Bulk Sale, $2,500,000.00, and (2) following the consummation of the Approved Bulk Sale, $1,700,000.00."

          (f)    Paragraph 13(n) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "13(n) Profitability.

              (1)   Commencing with the First Quarter of the 2004 Fiscal Year, permit the combined net income of the Company and its Subsidiaries, determined in accordance with GAAP to be less than $1.00 as of the end of any two consecutive fiscal quarters; and

              (2)   Commencing with the 2004 Fiscal Year, permit the combined net income of the Company and its Subsidiaries, determined in accordance with GAAP to be less than $1.00 as of end of the Second Quarter, Third Quarter, and Fourth Quarter of any Fiscal Year on a year to date basis."

          (g)   Paragraph 13(o) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "13(o) Cash Collateral; Minimum Liquid Assets

              (1)   At any time after October 1, 2003 during which any portion of the Equipment Acquisition Line Term-Out Loan is outstanding, permit the aggregate dollar amount of cash held by the Company in a no-access deposit account maintained with the Lender as collateral security for the Obligations to be less than the lesser of: (i) $800,000.00 and (ii) the outstanding principal balance of the Equipment Acquisition Line Term-Out Loan; and

              (2)   After the Equipment Acquisition Line Term-Out Loan has been paid in full, permit for more than ten (10) Business Days during any Fiscal Year the aggregate dollar amount of Liquid Assets held by the Company in accounts maintained with the Lender to be less than $800,000.00."

          (h)   Paragraph 13(p) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "13(p) Retail Stores Permit, during any fiscal year of the Company, the number of stores directly operated by the Company or its Subsidiaries which have been sold during such fiscal year (other than retail stores sold in connection with the Approved Bulk Sale) to exceed fifteen percent (15%) of the total number of retail stores directly operated by the Company or its Subsidiaries as of the first day of such fiscal year."

          (i)    Paragraph 13(q) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "13(q) Cash Flow Coverage Ratio. Permit as of the end of any fiscal quarter the ratio of Cash Flow, calculated for such fiscal quarter and the immediately preceding three fiscal quarters, to CPLTD, calculated for such fiscal quarter and the immediately preceding three fiscal quarters, in each case for the Company and its Subsidiaries on a consolidated basis, to be less than: (1) prior to the consummation of the Approved Bulk Sale, 1.50 to 1.00, and (2) following the consummation of the Approved Bulk Sale, 1.25 to 1.00."

          (j)    The following definitions set forth in Paragraph 16 of the Credit Agreement are hereby amended to read in their entirety as follows:

            "Cash Flow' shall mean, with respect to any Person for any fiscal period: (1) net income after tax (exclusive of any extraordinary gains), plus (2) interest expense, amortization expense, and depreciation expense, and minus (3) dividends and distributions, all as determined in accordance with GAAP; provided, however, that in no event shall any calculation of Cash Flow for the Company and its Subsidiaries include any non-cash asset impairment charges incurred during the 2003 Fiscal Year."

            "EBITDA' shall mean, with respect to any Person for any fiscal period, earnings (exclusive of extraordinary gains) and before deductions for interest and income taxes plus depreciation and amortization; provided, however, that in no event shall EBITDA for the Company and its Subsidiaries include any non-cash asset impairment charges incurred during the 2003 Fiscal Year."

          (k)   The following new definition is hereby added to Paragraph 16 of the Credit Agreement in correct alphabetical order:

            "Approved Bulk Sale' shall mean the sale of no less than fifteen and no more than twenty five retail stores directly operated by the Company or its Subsidiaries and other assets associated therewith in a single transaction for which the Lender has reviewed the terms of such sale and consented in writing to such terms, including, without limitation, the assets being sold, the consideration to be received by the Company and its Subsidiaries, and the structure of such transaction, with such consent to be at the Lender's sole and absolute discretion. The Lender agrees that if the Approved Bulk Sale occurs, the Lender will take such actions (at no cost or expense to the Lender) as may be necessary to release the Lien in favor of the Lender on the assets being transferred by the Company and its Subsidiaries in connection with the Approved Bulk Sale."

        7.     Effective Date. This Amendment shall be effective as of the date first written above upon the date that the Lender shall have received:

          (a)   This Amendment, duly executed by all parties signatory hereto;

          (b)   Such corporate resolutions, incumbency certificates and other authorizing documentation for the Company and the Guarantors as the Lender may request; and

          (c)   An amendment fee in an amount equal to $20,000.00.

        8.     Reaffirmation of the Loan Documents. The Company and each of the Guarantors, by executing this Amendment as provided below, hereby affirms and agrees that: (a) the execution and delivery by it of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of its obligations under the Loan Documents to which it is party except to the extent expressly amended hereby, (b) the term "Obligations" as used in the Loan Documents include, without limitation, the Obligations of the Company under the Credit Agreement as amended by this Amendment, and (c) except as expressly amended hereby, the Loan Documents remain in full force and effect as written.

        9.     Representations and Warranties. The Company and each of the Guarantors by executing this Amendment as provided below, hereby represents and warrants to the Lender that:

          (a)   It has the requisite power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

          (b)   This Amendment has been duly executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

          (c)   There does not exist an Event of Default or Potential Default.

          (d)   None of such Persons has any existing claims, counterclaims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of the Loan Documents, and the Loan Documents, as amended hereby, constitute valid, legal, binding and enforceable obligations of such Persons, as appropriate.

        10.   No Other Amendment. Except as expressly amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect as written.

        11.   Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Signatures Page Following]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

DIEDRICH COFFEE, INC., a Delaware corporation
By:	/s/ ROGER LAVERTY
Name:	Roger Laverty, President and Chief Executive Officer
By:	/s/ MATTHEW C. MCGUINNESS
Name:	Matthew C. McGuinness, Executive Vice President and Chief Financial Officer
BANK OF THE WEST
By:	/s/ BRUCE YOUNG Bruce Young, Vice President
ACKNOWLEDGED AND AGREED TO:
COFFEE PEOPLE WORLDWIDE, INC., a Delaware corporation
By:	/s/ MATTHEW C. MCGUINNESS
Name:	Matthew C. McGuinness, President
By:	/s/ PAMELA J. BRITTON
Name:	Pamela J. Britton, Secretary

COFFEE PEOPLE, INC., an Oregon corporation
By:	/s/ MATTHEW C. MCGUINNESS
Name:	Matthew C. McGuinness, President
By:	/s/ PAMELA J. BRITTON
Name:	Pamela J. Britton, Secretary
GLORIA JEAN'S, INC., a Delaware corporation
By:	/s/ MATTHEW C. MCGUINNESS
Name:	Matthew C. McGuinness, President
By:	/s/ PAMELA J. BRITTON
Name:	Pamela J. Britton, Secretary
EDGLO ENTERPRISES, INC., an Illinois corporation
By:	/s/ MATTHEW C. MCGUINNESS
Name:	Matthew C. McGuinness, President
By:	/s/ PAMELA J. BRITTON
Name:	Pamela J. Britton, Secretary

GLORIA JEAN'S GOURMET COFFEES CORP., an Illinois corporation
By:	/s/ MATTHEW C. MCGUINNESS
Name:	Matthew C. McGuinness, President
By:	/s/ PAMELA J. BRITTON
Name:	Pamela J. Britton, Secretary
GLORIA JEAN'S GOURMET COFFEES FRANCHISING CORP., an Illinois corporation
By:	/s/ MATTHEW C. MCGUINNESS
Name:	Matthew C. McGuinness, President
By:	/s/ PAMELA J. BRITTON
Name:	Pamela J. Britton, Secretary

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THIRD AMENDMENT TO CREDIT AGREEMENT
RECITALS
AGREEMENT